EXHIBIT (i)(2)



                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 87 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of my opinion dated January 22, 2004, which was filed as Exhibit (i) to Post-Effective Amendment No. 86.


                                          /s/ Maureen A. Gemma
                                          Maureen A. Gemma, Esq.


December 22, 2004
Boston, Massachusetts